UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In November 2004, the Compensation Committee of the Board of Directors of The Pantry, Inc. (the “Company”) authorized the engagement of an independent compensation and benefits consultant to study and make recommendations regarding all aspects of the Company’s executive compensation program in order to ensure that the Company’s program is competitive and continues to enable it to attract, motivate and retain superior executive management. As part of this study, the independent compensation and benefits consultant reviewed the Company’s executive compensation program and compared each of its elements to those practiced by selected companies from the Company’s traditional peer group.

The consultant made a presentation of its findings to the Compensation Committee in January 2005, which findings contained various recommendations regarding the Company’s salary and bonus, as well as its long-term incentive practices. Based on one of the recommendations from the consultant, the Compensation Committee recommended that the Board of Directors adopt a new annual cash incentive plan for executive management. On January 25, 2005, the Board of Directors approved the terms of a new annual cash incentive plan for fiscal year 2005 (the “New Incentive Plan”).

Under the New Incentive Plan, the Company’s executive officers are eligible to receive a cash bonus based on achievement by the Company of a range of earnings per share targets during fiscal year 2005. The range of targets is based on the Company’s internal earnings per share budget estimates and aligns the interests of executive management with those of the Company’s stockholders by rewarding cash bonuses based on the achievement of budgeted earnings per share. Actual bonus payouts, if any, under the New Incentive Plan will vary depending on the Company’s actual earnings per share. In addition, the Board of Directors retains the discretion, in extraordinary circumstances, to award bonuses or otherwise increase, reduce or eliminate bonuses that otherwise might be payable to a member of executive management based on actual performance as compared to earnings per share targets set forth in the plan.

The Board believes that by focusing on objective measures of earnings per share growth, the New Incentive Plan will align managements interests more fully with those of the Company’s stockholders, while at the same time, allow management and the Company’s stockholders to track and understand bonus levels during the course of the fiscal year, rather than waiting until the end of the fiscal year to understand if and how management will be rewarded for Company performance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: January 31, 2005

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